SECURITIES AND EXCHANGE
                             WASHINGTON, D.C. 20549

                                   FORM 12B-25

                                                 Commission File Number  0-21793

                           NOTIFICATION OF LATE FILING

      (Check One): [X] Form 10-K [ ] Form 20-F [ ] Form 11-K [ ] Form 10-Q
[ ] Form N-SAR

For Period Ended: April 30, 1998

[ ] Transition Report on Form 10-K           [ ] Transition Report on Form 10-Q
[ ] Transition Report on Form 20-F           [ ] Transition Report on Form N-SAR
[ ] Transition Report on Form 11-K

  For the Transition Period Ended: ___________________________________________
  READ ATTACHED INSTRUCTION SHEET BEFORE PREPARING FORM. PLEASE PRINT OR TYPE.

         Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

         If the notification relates to a portion of the filing checked above, identify the item(s) to which the notification relates:_________________________
________________________________________________________________________________

                                     PART I
                             REGISTRANT INFORMATION

Full Name of Registrant             Versatility Inc.
                        --------------------------------------------------------
Former Name if Applicable
                                              Not applicable
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Address of principal executive office (STREET AND NUMBER)

                 11781 Lee Jackson Memorial Highway, Suite 600
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City, state and zip code          Fairfax, VA  22033
                         ----------------------------------

                                     PART II
                            RULES 12B-25 (B) AND (C)

         If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate.)

         (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;


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         (b)      The subject annual report, semi-annual report, transition
                  report on Form 10-K, 20-F, 11-K or Form N-SAR, or portion thereof will be filed on or before the 15th calendar day
[X] following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

         (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

                                    PART III
                                    NARRATIVE

         State below in reasonable detail the reasons why Forms 10-K, 20-F, 11-K, 10-Q, N-SAR or the transition report portion thereof could not be filed within the prescribed time period. (Attach Extra Sheets if Needed.)

         The Form 10-K/A could not be filed within the prescribed period without unreasonable effort or expense because management required additional time to reflect comments from counsel in order to prepare an accurate and complete Form 10-K/A for the period ended April 30, 1998. The Form 10-K/A, due to be filed at 5:30 p.m. on August 28, 1998, was filed at 4:32 p.m. on August 31, 1998.

                                     PART IV
                                OTHER INFORMATION

         (1) Name and telephone number of person to contact in regard to this notification.

  Kenneth T. Nelson                    (703)                       591-2900
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       (Name)                       (Area Code)               (Telephone Number)

         (2) Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If answer is not, identify report(s).
                                                                [X] Yes   [ ] No

         (3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
                                                                [ ] Yes   [X] No

         If so: attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

                                Versatility Inc.
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                  (Name of Registrant as Specified in Charter)

Has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

Date  August 31, 1998              By /s/ Kenneth T. Nelson
     ------------------               --------------------------------
                                      Kenneth T. Nelson, Chief Financial Officer